UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 25, 2003

CT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

NORTH CAROLINA

0-19179

56-1837282

(State or other

(Commission

(IRS Employer

jurisdiction

File Number)

 Identification No.)

of incorporation)

1000 PROGRESS PLACE NE

P.O. BOX 227

CONCORD, NORTH CAROLINA

28026-0227

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code

(704) 722-2500

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  Other Events

CT Communications, Inc. announced on August 25, 2003 that the Company declared a quarterly cash dividend on its common stock of $0.065 per share to all shareholders of record at the close of business on September 1, 2003.  The quarterly dividend is payable on September 15, 2003.

ITEM 7.  Financial Statements and Exhibits

(c)

Exhibits.

99.1

Press Release dated August 25, 2003, announcing that CT Communications, Inc. declared a quarterly cash dividend on its common stock of $0.065 per share to all shareholders of record at the close of business on September 1, 2003.  The quarterly dividend is payable on September 15, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CT COMMUNICATIONS, INC.

       (Registrant)

Date: August 26, 2003

By: /s/ Ronald A. Marino

Ronald A. Marino

Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.

Exhibit

99.1

Press Release dated August 25, 2003, announcing that CT Communications, Inc. declared a quarterly cash dividend on its common stock of $0.065 per share to all shareholders of record at the close of business on September 1, 2003.  The quarterly dividend is payable on September 15, 2003.

Exhibit 99.1

CT COMMUNICATIONS PRESS RELEASE

August 25, 2003

Contact: Jim Hausman

704.722.2410

Mark Hadley

704.722.3231

CT Communications Declares Quarterly Dividend

______________________________________________________________________________________

CT Communications, Inc., (Nasdaq: CTCI) declared a quarterly cash dividend on its common stock of $0.065 per share to all shareholders of record at the close of business on September 1, 2003.  The quarterly dividend is payable on September 15, 2003.

CT Communications, Inc. is headquartered in Concord, N.C. and is a growing provider of integrated telecommunications services to residential and business customers located primarily in North Carolina.  CT Communications, Inc. offers a comprehensive package of telecommunications services, including local and long distance services, Internet and data services and digital wireless services.